UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
March 8, 2011
HALOZYME THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32335	88-0488686

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11388 Sorrento Valley Road, San Diego, California		92121

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (858) 794-8889
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-99.1

Item 7.01 Regulation FD Disclosure.
     On January 10, 2011, Halozyme Therapeutics, Inc. (“Halozyme”) utilized a Form 8-K to furnish certain slides to be used by Halozyme in making investor presentations to interested parties, including analysts and stockholders (the “January 2011 Presentation”). Halozyme wishes to update one of the slides from the January 2011 Presentation as attached hereto as Exhibit 99.1, which is incorporated herein by reference. Slide 10 of the January 2011 Presentation is being updated to reflect that the subcutaneous formulation of MabThera® (rituximab) is in a Phase 3 clinical trial and Actemra® is the identity of the third product candidate under Halozyme’s existing partnership with F. Hoffmann-La Roche, Ltd and Hoffmann-La Roche, Inc. Intravenously administered Actemra is approved for the treatment of rheumatoid arthritis. Additional information about the Phase 3 subcutaneous MabThera clinical trial can be found at clinicaltrials.gov and roche-trials.com.
     This information is being furnished pursuant to Item 7.01 of this Report and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and will not be incorporated by reference into any registration statement filed by Halozyme, under the Securities Act of 1933, as amended, unless specifically identified as being incorporated therein by reference. This Report will not be deemed an admission as to the materiality of any information in this Report that is being disclosed pursuant to Regulation FD.
     Please refer to page 2 of the January 2011 Presentation for a discussion of certain forward-looking statements included therein and the risks and uncertainties related thereto.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Slide 10 of the January 2011 Presentation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Halozyme Therapeutics, Inc.
March 8, 2011	By:	/s/ Kurt A. Gustafson
Kurt A. Gustafson
Vice President and CFO